UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 9, 2015

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2015, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered a final order approving that certain Debtor-in-Possession Credit Agreement dated as of December 8, 2014, as amended (the “DIP Credit Agreement”), by and among dELiA*s, Inc. (the “Company”) and its subsidiaries that commenced chapter 11 cases on December 7, 2014, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders party thereto. The DIP Credit Agreement provides for a senior secured revolving credit facility in an aggregate amount not to exceed (i) $20.0 million for the period from the closing date of the DIP Credit Agreement to the date upon which the Company receives an initial guaranty payment under the Agency Agreement, and (ii) $10.0 million thereafter. The material terms of the original agreement, as described in the Company’s Form 8-K filed on December 10, 2014, remain in effect. The foregoing summary is qualified in its entirety by reference to the DIP Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	DIP Credit Agreement, dated as of December 8, 2014, as amended, by and among dELiA*s, Inc. and its subsidiaries that commenced chapter 11 cases on December 7, 2014, Salus Capital Partners, LLC, as Administrative Agent and Collateral Agent, and the other lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: January 14, 2015	By:	/s/ Ryan A. Schreiber
Ryan A. Schreiber
President, General Counsel and Secretary

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